Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 25, 2024

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.  333-119887, 333-119590, 333-185556, 333-266241, and 333-221190) of Community Financial System,  Inc. of our report dated June 25, 2024, appearing in the Annual Report on Form 11-K of the Community Financial System, Inc. 401(k) Employee Stock Ownership Plan for the year ended December 31, 2023 (formerly known as the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan).

/s/ Dannible & McKee, LLP
Dannible & McKee, LLP
Syracuse, New York